                                           Filing Under Rule 424(b)(3)
                                           Registration File No. 33-63139-01

                                           Dealer:  Donaldson, Lufkin & Jenrette
                                            Securities Corporation
                                           Address:  140 Broadway, NY, NY 10005
                                           Contact:  Greg Brown
                                           Cusip #: 87228RAB9

Pricing Supplement No. C-2, Dated March 7, 1996
(To Prospectus dated November 14, 1995 and
 Prospectus Supplement dated December 20, 1995)


                            TCI COMMUNICATIONS, INC.
               MEDIUM TERM NOTES, SERIES C - SENIOR FLOATING RATE

Trade Date:                       March 6, 1996          Initial Interest Rate:           5.90078%

Principal Amount:                 $80,000,000            Currency:                        U.S. Dollars

Stated Maturity Date:             March 12, 2001         Original Issue Date:             March 11, 1996

Issue Price:                      100.0%                 Net Proceeds to Issuer:          $79,600,000

Selling Agent's Commission:       $400,000               Min. Denomination:               $1,000


Form:            X        Book-Entry
                 -
                 _        Certified

Interest:
         Base Rate:           CD Rate                  Commercial Paper Rate         X   LIBOR
                          --                       --                                --
                              Federal Funds Rate       Other (see attached)              Prime Rate
                          --                       --                                --
                              Treasury Rate
                          --

Interest Reset Dates:         Two business days before interest payment date.
Interest Payment Date:        Quarterly, on the third Wednesday of March, June, September and December
Interest Reset Period:        Quarterly                Maximum Interest Rates:  N/A
Interest Payment Period:      Quarterly                Minimum Interest Rates:  N/A
Spread:                       3 mo. LIBOR +.60 (Telerate Page 3750)

Redemption:      X        The Notes cannot be redeemed prior to maturity
                 -
                 _        The Notes may be redeemed prior to maturity

         Initial Redemption Date:                           N/A
         Initial Redemption Price:                          N/A
         Annual Redemption Price Reduction:                 N/A

Repayment:       X        The Notes cannot be repaid prior to maturity
                 -
                 _        The Notes can be repaid prior to maturity at the option of the holder

Repayment Price:          N/A     Repayment Date:           N/A

Original Issue
Discount Note:   _        Yes
                 X        No
                 -

         Total Amount of OID:              N/A
         Yield to Maturity:                N/A
         Initial Accrual Period:           N/A
Optional Extension of Maturity Date:       N/A
Final Maturity Date:                       March 12, 2001

                                           Filing Under Rule 424(b)(3)
                                           Registration File No. 33-63139-01

                                           Dealer:  Donaldson, Lufkin & Jenrette
                                            Securities Corporation
                                           Address:  140 Broadway, NY, NY 10005
                                           Contact:  Greg Brown
                                           Cusip #: 87228RAC7

Pricing Supplement No. C-3 Dated March 7, 1996
(To Prospectus dated November 14, 1995 and
 Prospectus Supplement dated December 20, 1995)


                            TCI COMMUNICATIONS, INC.
               MEDIUM TERM NOTES, SERIES C - SENIOR FLOATING RATE

Trade Date:                       March 6, 1996          Initial Interest Rate:        6.00078%

Principal Amount:                 $50,000,000            Currency:                     U.S. Dollars

Stated Maturity Date:             March 11, 2003         Original Issue Date:          March 11, 1996

Issue Price:                      100.0%                 Net Proceeds to Issuer:       $49,700,000

Selling Agent's Commission:       $300,000               Min. Denomination:            $1,000

Form:            X        Book-Entry
                 -
                 _        Certified

Interest:
         Base Rate:           CD Rate                  Commercial Paper Rate         X   LIBOR
                          --                       --                                --
                              Federal Funds Rate       Other (see attached)              Prime Rate
                          --                       --                                --
                              Treasury Rate
                          --

Interest Reset Dates:         Two business days before interest payment date.
Interest Payment Date:        Quarterly, on the third Wednesday of March, June, September and December
Interest Reset Period:        Quarterly                Maximum Interest Rates:  N/A
Interest Payment Period:      Quarterly                Minimum Interest Rates:  N/A
Spread:                       3 mo. LIBOR +.70 (Telerate Page 3750)

Redemption:      X        The Notes cannot be redeemed prior to maturity
                 -
                 _        The Notes may be redeemed prior to maturity

         Initial Redemption Date:                           N/A
         Initial Redemption Price:                          N/A
         Annual Redemption Price Reduction:                 N/A

Repayment:       X        The Notes cannot be repaid prior to maturity
                 -
                 _        The Notes can be repaid prior to maturity at the option of the holder

Repayment Price:          N/A     Repayment Date:           N/A

Original Issue
Discount Note:   _        Yes
                 X        No
                 -

         Total Amount of OID:              N/A
         Yield to Maturity:                N/A
         Initial Accrual Period:           N/A
Optional Extension of Maturity Date:       N/A
Final Maturity Date:                       March 11, 2003